FCFT, Inc.
P O Box 5909
Princeton, West Virginia  24740

April 24, 1997

Securities and Exchange Commission
Washington, DC  20549

Gentlemen:

We  are transmitting Form 8-K for FCFT, Inc. as of April 22,
1997 relative
to the acquisition of Blue Ridge Bank by FCFT, Inc.

Sincerely,



FCFT, Inc.

Randy K. Walker
Vice President-Operations

                                        SECURITIES AND
EXCHANGE ACT

                                                Washington,
D.C.  20549


FORM 8-K

                                                     CURRENT
REPORT


               Pursuant to Section 13 or 15(d) of the
Securities Exchange Act
of 1934


              Date of Report:
April 22, 1997


FCFT, INC.
____________________________________________________________
_____
                             (Exact name of registrant as
specified in its
charter)

               Delaware                               0-
19297
                55-0694814
____________________________________________________________
_____
           (State or other jurisdiction        (Commission
(IRS Employer
               of incorporation)                    File
Number)
Identification No.)

               P.O. Box 5909, Princeton, West Virginia
          24740
____________________________________________________________
_____
             (Address of principal executive offices)
       (Zip Code)


           Registrant's telephone number, including area code
(304) 487-9000

                                 INFORMATION TO BE INCLUDED
IN REPORT

ITEM 1        Not applicable

ITEM 2        Not applicable

ITEM 3        Not applicable

ITEM 4        Not applicable

ITEM 5        Other Events

At the close of business on April 9, 1997, FCFT, Inc. (FCFT)
acquired 100% of
the   common   stock  of  Blue  Ridge  Bank  (Blue   Ridge),
headquartered in Sparta,
North  Carolina.   Blue  Ridge  is  a  $105  million  state-
chartered bank with
offices  located  in Sparta, Elkin, Hays  and  Taylorsville,
North Carolina.
Pursuant to the Agreement and Plan of merger, FCFT exchanged cash of $19.50
for each of Blue Ridge's 1,212,148 common shares. Immediately before the acquisition Blue Ridge cancelled outstanding stock options through the payment of $727,948 representing the difference between $19.50 and the respective option price. Total consideration including the purchase of the options was $24.6 million and resulted in an intangible asset of approximately $13.3 million which will be amortized over a 15 year period.
The acquisition was accounted for under the purchase method of accounting.
Accordingly, results of operations of Blue Ridge will be included in consolidated results of FCFT from the date of acquisition. Subsequent to merger, Blue Ridge will operate as a wholly-owned subsidiary of FCFT, Inc.

ITEM 6       Not Applicable

ITEM 7       Not Applicable

ITEM 8       Not Applicable

ITEM 9       Not Applicable

Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                       FCFT, Inc.

          ____________________________

                       Registrant


DATE          April 22, 1997
        /S/ John M. Mendez

                        John M. Mendez

                    Vice President & Chief

                         Financial Officer